Exhibit 10.4

FIRST AMENDMENT TO PROMISSORY NOTE AND CREDIT AGREEMENT

This First Amendment to Promissory Note and Credit Agreement (“First Amendment”) is made and entered into on this 28th day of August 2025 by and between Rocky Mountain Chocolate Factory, Inc. a Colorado corporation (“Borrower”), and RMC Credit Facility, LLC, a Colorado limited liability company (“Lender” and together with Borrower, the “Parties”).

WHEREAS, on or about the 30th day of September 2024, Borrower executed (i) a Credit Agreement with Lender (the “Credit Agreement”), and (ii) a Promissory Note in the principal sum of Six Million Dollars and 00/100 ($6,000,000.00) for the benefit of Lender (the “Original Note”);

WHEREAS, the Original Note, as amended by this First Amendment shall hereinafter be called the “Note.” A copy of the Note is attached hereto as Exhibit “A” and, except as amended by this First Amendment, is adopted in its entirety herein; and

WHEREAS the parties hereto desire to amend the Credit Agreement and the Note on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the covenants and promises set forth herein and the receipt of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

Upon mutual execution and delivery of this First Amendment to Lender, Lender shall advance to Borrower the additional sum of Six Hundred Thousand Dollars ($600,000.00), such advance shall be deemed part of the Loan as defined in the Credit Agreement; the principal amount of the Note shall be increased from $6,000,000.00 to $6,600,000.00; such increased principal amount shall be treated as the principal balance under the Note and indebtedness owed by Borrower to Lender under the Credit Agreement, the Note, the associated Deed of Trust, and the other agreements, instruments, and documents executed and delivered in connection therewith; and the term “Principal Amount” in the Credit Agreement and the Note shall be amended to be defined as “Six Million, Six Hundred Thousand Dollars ($6,600,000.00)”.

2.	Upon the making of the additional advance pursuant to paragraph 1 above, the definition of Permitted Prepayment Amount shall be amended to be defined as “$2,200,000”.

3.	Section 6.1(e) of the Credit Agreement is hereby amended and restated as follows:

(e)         Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract, instrument or document (other than any of the Loan Documents) pursuant to which Borrower, any guarantor hereunder, the owner of any collateral securing the obligations hereunder or any other Loan Document, or any general partner or joint venturer in Borrower if a partnership or joint venture (with each such guarantor, owner of pledged collateral, general partner and/or joint venturer referred to herein as a “Third Party Obligor”) has incurred any debt or other liability to any person or entity, including, without limitation, Lender or RMCF2 Credit, LLC pursuant to its loan documents or otherwise with Borrower; provided, however, that with respect to a default under any obligation to any person or entity other than Lender or RMCF2 Credit, LLC, the amount of said obligation exceeds $25,000.

4.

Except as modified herein, all other terms and conditions of the Credit Agreement and the Note shall remain in full force and effect and Borrower hereby ratifies and confirms its obligations thereunder.

5.

Each Party represents to the other Party that (a) it is validly existing and in good standing under the laws of the state where it is organized; (b) it has not made, and is not subject to, any judgement, order, agreement, contract, or arrangement of any kind with any other person or entity that would in any way prevent its execution and performance of this First Amendment, or give rise against it to any claim, demand, cause of action, or liability, as a result of the execution and performance of this First Amendment; (c) the execution, delivery, and performance of it of this First Amendment are within the power of such Party and have been duly authorized by all necessary actions, if any, on the part of such Party; (d) the execution of this First Amendment by such Party constitutes or will constitute a legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity; (e) no consent, approval, authorization, or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over such Party (or any of its properties) is required for (i) such Party’s execution and delivery of this First Amendment, or (ii) the consummation by such Party of this First Amendment or, to the extent such require, such consent, approval, authorization, order, registration, filing, or notice has been obtained, made, or given (as applicable) and is still in full force and effect; and (f) to the best of such Party’s knowledge, there is no litigation, suit, action, arbitration, inquiry, investigation, or proceeding pending or threatened in writing before any court, agency, or other governmental body against such Party (or any entity affiliated with such Party) that seeks to enjoin or otherwise prohibit the this First Amendment. Each person and entity signing on behalf of each Party below hereby represents and warrants that he, she, or it is the representative thereof and that he, she, or it is duly authorized to do so.

6.	This First Amendment shall be governed by the laws of Colorado.

{Signature Page Follows}

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment on the date first written above.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
a Colorado corporation

/s/ Jeffrey R. Geygan
Name:	Jeffrey R. Geygan
Title:	Interim - CEO

/s/ Carrie E. Cass
Name:	Carrie E. Cass
Title:	Chief Financial Officer

RMC CREDIT FACILITY, LLC,
a Colorado limited liability company

/s/ Steven L. Craig
Name:	Steven L. Craig, Member